Exhibit 99.1

OMNIA WELLNESS INC. CONSUMMATES ITS BUSINESS COMBINATION WITH

OMNIA WELLNESS CORPORATION

DENVER, COLORADO January 13, 2021 - Omnia Wellness Inc. (OTC: OMWS) announced today the closing of its planned and previously announced business combination with Omnia Wellness Corporation, a privately-held Texas corporation (“Omnia Corp.”), pursuant to a Share Exchange and Reorganization Agreement with the shareholders of Omnia Corp. Following the business combination, the combined company will continue to be known as Omnia Wellness Inc. and trade on the OTCPink Marketplace under the symbol “OMWS.”

As part of the terms of the business combination, 100% of Omnia Corp.’s stockholders exchanged an aggregate of 10,000,000 shares they owned in Omnia Corp. for a like number of newly-issued Omnia Wellness shares, and Omnia Wellness acquired 100% of the issued and outstanding shares of capital stock of Omnia Corp. As of immediately after the business combination, the former shareholders of Omnia Corp. own approximately 90% of the issued and outstanding shares of Omnia Wellness. Also, in connection with the business combination, Omnia Wellness appointed three new directors to its Board and new executive officers, and its existing sole director and executive officer resigned from all positions. Details of the business combination, the business, results of operations and management of the combined company and other related matters, can be found in the Current Report on Form 8-K filed by Omnia Wellness with the United States Securities and Exchange Commission on January 11, 2021.

About Omnia Wellness Inc.

Omnia Wellness Inc. is now an innovative developer of a disruptive dry-hydrotherapy technology for massage, fitness and medical applications. Through its subsidiaries Omnia Wellness Corporation and Solajet Financing Company, Omnia Wellness expects to commercialize SolaJet’s Dry-Hydrotherapy technology which provides deep tissue suppression, therapeutic heat and a flushing full-body “wave” combining 3 therapies in 1. Treatments are designed to deliver the similar feeling of an hour-long traditional massage in as little as 15 minutes at an affordable price point for the consumer. In response to Covid-19, the Company is emphasizing its technology as “touchless” therapy.

It is the expectation of Omnia Wellness to create a national chain of “MassageWave® Relaxation and Therapeutic Centers”, with the first a beta MassageWave® Center expected to open in the second quarter of 2021, and “BodyStop® Recovery Zones” which are expected to be made available at fitness clubs.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the impact of the COVID-19 pandemic on the Company’s business and operations, lack of product diversification, and the Company’s failure to implement its business plans or strategies. The Company does not undertake to update these forward-looking statements.

This press release contains references to trademarks and trade names belonging to other entities. Solely for convenience, trademarks and trade names referred to in this press release, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Contact at Omnia Wellness, Inc.

Steve Howe

Phone: (303) 717-6055

showe@solajet.com